EXHIBIT 99.2






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                              TERMINATION AGREEMENT

         WHEREAS, Little Falls Bancorp, Inc. ("Bancorp"), Little Falls Bank ("Little Falls"), a wholly owned subsidiary of Bancorp, Skylands Community Bank ("Skylands") and Acquisition Corp. ("Acquisition Corp.") (collectively, the "Parties") previously entered into an AGREEMENT AND PLAN OF REORGANIZATION AND MERGERS, dated as of the 12th day of August, 1998 (the "Plan"); and

         WHEREAS, Section 7.01(a) of the Plan provides that the Plan may be terminated, and the Mergers may be abandoned at any time prior to the Effective Time, by the mutual consent of Acquisition Corp., Bancorp and Skylands, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board; and

         WHEREAS, the Parties have each concluded that it is no longer in their individual best interests to pursue the Plan,

         NOW THEREFORE, each of the Parties to the Plan hereby agree in exchange for the mutual promises and considerations contained herein and other value consideration, as follows (the "Termination Agreement"):


         A. Termination of Plan and Stock Option Agreement. Effective as of the date of execution of this Termination Agreement ("Termination Date"), the
Parties hereby mutually agree that the Plan, and the Skylands Stock Option Agreement and the Bancorp Stock Option Agreement both between Bancorp and Skylands, dated August 12, 1998, and any Options to purchase Bancorp Common Stock or Skylands Common Stock awarded in accordance with such Stock Option Agreements, (collectively, the "Stock Option Agreements") shall each be terminated as of the Termination Date, and thereafter the Plan and the Stock Option Agreements shall each be of no further legal force and effect.

         B. Further Actions. The Parties will take all actions necessary to dissolve Acquisition Corp.

         C. Press Releases. Neither Bancorp nor Skylands shall issue any statement related to this Termination Agreement in any form, including but not limited to any press releases or regulatory filings, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except as otherwise required by applicable law or the rules of Nasdaq. Notwithstanding anything herein to the contrary, either party may file this Termination Agreement as an exhibit to a Current Report on Form 8-K with the Securities and Exchange Commission or other applicable governmental agency as deemed necessary or appropriate upon advice of counsel.

         D. Board Authorizations. Each of the undersigned, as authorized representatives of their respective party, hereby certifies that the respective Board of Directors has approved the


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execution of the Termination Agreement by the required majority vote of the full
Board.

         E. Effect of Termination and Abandonment. As of the Termination Date, no party to the Plan or the Stock Option Agreements, shall have any benefit, liability or further obligation to any other party under the Plan or the Stock Option Agreements.

         F. Counterparts. This Termination Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

         G. Governing Law. This Termination Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New Jersey, without regard to the conflict of law principles thereof.

         H. Expenses. Each party hereto will bear all expenses incurred by it in connection with the Plan, the Stock Option Agreements, and the Termination Agreement and the transactions contemplated hereby; provided however, Bancorp hereby agrees to pay fifty percent of the consulting fees incurred by Skylands associated with determining the appropriate structure of the proposed transaction so that it would qualify as a "pooling of interest" for accounting purposes, subject to a maximum payment of $12,500 to be made by Bancorp, with such payment to be made directly to such consulting firm following presentment of appropriate documentation of such fees for services incurred by Skylands prior to August 12, 1998, with respect to the proposed transaction.

         I. Confidentiality. Each of the Parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection with the Plan and herewith which has not been publicly disclosed, unless and until it is advised by counsel that any such information or document is required by applicable law to be disclosed.

         J. Definitions. Terms not otherwise defined herein shall have such meaning as defined in the Plan or the Stock Option Agreements (unless expressly noted to the contrary).

         K. Entire Understandings; No Third Party Beneficiaries. This Termination Agreement and the schedules attached hereto together represent the entire understanding of the Parties hereto with reference to the transactions contemplated hereby and thereby and supersede any and all other oral or written agreements heretofore made. Nothing in this Termination Agreement, the Plan, or the Stock Option Agreements, expressed or implied, is intended to confer upon any person, other than the Parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Termination Agreement, the Plan or the Stock Option Agreements.

         L. Headings. The headings contained in this Termination Agreement are for reference purposes only and are not part of this Termination Agreement.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 LITTLE FALLS BANCORP, INC.



Date: November 5, 1998                      By: /s/Leonard G. Romaine
                                                --------------------------------
                                                 Leonard G. Romaine
                                                 President